                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            AND REPORT ON SCHEDULES


We consent to the inclusion in this Registration Statement of Odyssey Communications, Inc. on Form S-1 of our report dated September 19, 1997, on our audits of the financial statements of Odyssey Communications, Inc. and to the references to our firm under the captions "Selected Financial and Operating Data" and "Experts".



Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Odyssey Communications, Inc. listed in Item 27.1. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                        /s/ HOLTZ RUBENSTEIN & CO., LLP

                                        HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
November 3, 1997